UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

ITEM 2.01  Completion of Acquisition or Disposition of Assets.

On July 2, 2007, iStar Financial Inc. (the “Company”) closed on its previously announced acquisition of the commercial real estate lending business and a portfolio of commercial real estate loan assets from Fremont Investment & Loan (“Fremont”), a subsidiary of Fremont General Corporation, pursuant to a definitive asset purchase agreement dated May 21, 2007.  The asset purchase agreement is an exhibit to the Company’s Current Report on Form 8-K dated May 24, 2007.  The Company acquired approximately 285 commercial mortgage loans in the transaction, all of which are first mortgage loans.  Approximately 60% of the loans by carrying amount, as of March 31, 2007, are collateralized by apartment and other types of residential properties located throughout the United States.  The balance of the loans are collateralized by a variety of property types.  The aggregate principal amount of the loans that the Company acquired was approximately $6.5 billion as of March 31, 2007.  In addition, approximately 130 employees of Fremont joined the Company upon the closing of the transaction.

As consideration in the transaction, the Company paid Fremont approximately $1.9 billion in cash and transferred to Fremont a senior A-participation interest in the acquired portfolio of loan assets representing an approximately 70% interest in the portfolio.  The Company retained a 30% B-participation interest in the acquired portfolio of loan assets with an approximate $2.1 billion principal amount.  In addition, the Company has agreed to fund up to approximately $4.4 billion of unfunded loan commitments associated with the portfolio.  The Company will hold title to all of the loans and will be solely responsible for asset management and loan servicing.

Section 9-Financial Statements and Exhibits

ITEM 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of the business acquired will be filed by an amendment to this report no later than September 18, 2007 which is 71 calendar days after the date that this report must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Articles 11 of Regulation S-X will be filed by an amendment to this report no later than September 18, 2007, which is 71 calendar days after the date that this report must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: July 9, 2007	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: July 9, 2007	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer